STOCK EXCHANCE ANNOUNCEMENT
3 October 2002



Shire Pharmaceuticals Group plc (the "Company")

In accordance with Sections 198 to 202 of the Companies Act, I have to inform you that the Company was notified on 2 October 2002 that on 30 September 2002 The Capital Group Companies Inc, including its affiliates Capital Guardian Trust Company, Capital International Limited, Capital International Inc, Capital International SA and Capital Research and Management Company, had holdings forming part of funds managed on behalf of investment clients of 28,844,231 ordinary shares of (pound)0.05p each in the capital of the Company. These holdings represent 5.97 per cent of the issued ordinary share capital of the Company. Set out below is a list of registered holders as notified by The Capital Group Companies Inc and their respective holdings in the Company:

                                                Number of         Percent of
                                                Shares            Outstanding
                                                                  Share Capital
Capital Guardian Trust Company                  12,083,045        2.50
Capital International Limited                   1,919,659         2.47
Capital International SA                        1,915,273         0.40
Capital International Inc                       2,088,686         0.43
Capital Research & Management Company           837,568           0.17




T May
Company Secretary